Exhibit 99.1

The Board of Directors recommends a vote FOR proposals 1 and 2	Please Mark Here for Address Change or Comments	☐

SEE REVERSE SIDE

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

		FOR	AGAINST	ABSTAIN
1.	To approve the issuance of Bunge Limited common shares to the stockholders of Corn Products International, Inc. on the terms and conditions set out in the merger agreement.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.

To adjourn the Bunge Limited special general meeting if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the special general meeting to approve the issuance of Bunge Limited common shares to the stockholders of Corn Products International, Inc.

		☐	☐	☐

I/We designate _______________________________________ (please print name) as my/our proxy in the place of the proxies designated on the reverse hereof.

Signature	Signature/Title	Date	, 2008

Signature of Shareholder(s) – please sign YOUR name exactly as imprinted (do not print).  THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.  NOTE: If acting as officer, attorney, executor, trustee, or in representative capacity, sign name and title.  If shares are held jointly, EACH holder should sign.  PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE PROXY APPOINTMENT, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone proxy appointment is available through 11:59 p.m. Eastern Time on               , 2008.

Your Internet or telephone proxy appointment authorizes the designated proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To select a proxy other than the designated proxies, you must return your proxy card by mail. On the proxy card, cross off the designated proxies and write in your selection in the space under number 2 above.

INTERNET http://www.proxyvoting.com/bg Use the internet to appoint your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to appoint your proxy. Have your proxy card in hand when you call.

If you appoint your proxy by Internet or by telephone, you do NOT need to mail back a proxy card.  To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Bunge Limited’s joint proxy statement/prospectus is available at www.bunge.com/               .

Please see the Admission Ticket on the Reverse Side

BUNGE LIMITED

SPECIAL GENERAL MEETING OF SHAREHOLDERS

, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BUNGE LIMITED

The undersigned holder(s) of common shares of Bunge Limited hereby appoint Alberto Weisser or, failing him, Jacqualyn A. Fouse or, failing her, Carla L. Heiss, or, instead of such persons (if you wish to select a proxy other than the designated proxies, please draw a line through the designated proxies’ names), the person indicated on the reverse side hereof, as my/our proxy to vote on my/our behalf at the special general meeting of shareholders of Bunge Limited to be held on the               day of               2008, at               , Eastern time, and at any adjournment or postponement thereof.  I/We revoke all previous proxies and acknowledge receipt of the notice of the special general meeting of shareholders and the joint proxy statement/prospectus.  The common shares represented by this proxy are held as of               , 2008, and shall be voted in the manner set forth on the reverse side hereof.

Please vote via the Internet or telephone, or complete, sign and date the reverse side of this proxy and return it in the postage pre-paid (if mailed in the United States) envelope we have provided or return it to Bunge Limited c/o BNY Mellon Shareowner Services, Proxy Tabulation Department, 480 Washington Blvd., Jersey City, NJ 07310, so that it is received BY NO LATER THAN 11:59 P.M. (EASTERN TIME) ON               , 2008.

We encourage you to specify how you would like to vote by marking the appropriate boxes.  If you wish to vote in accordance with the Board of Directors’ recommendations, you do not need to mark any boxes; simply return the signed proxy card.  The Board of Directors recommends a vote FOR Proposals (1) and (2).  Therefore, unless otherwise specified, the vote represented by your proxy will be cast FOR Proposals (1) and (2).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS YOU DIRECT, UNLESS YOU PROPERLY REVOKE IT.

(Continued and to be signed on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

ADMISSION TICKET

Special General Meeting
of

Shareholders
of
Bunge Limited
, 2008
, Eastern Time

[Location]